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LATTICE SEMICONDUCTOR CORPORATION

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Accelerating Customer Innovation For A Better Connected World LATTICE SEMICONDUCTOR November 2016

Safe Harbor This presentation contains forward-looking statements that involve estimates, assumptions, risks and uncertainties, including statements relating to the expected closing date and potential benefits of the acquisition by Canyon Bridge Capital Partners, Inc., our enabling a better connected world, our portfolio’s ability to help our customers get a better product to market faster, our ability to leverage our differentiated technology to create unique solutions, and our 2016 Financial Model targets including revenue, gross margin, and operating expenses. Lattice believes the factors identified below could cause our actual results to differ materially from the forward-looking statements. Factors that may cause actual results to differ materially from the forward-looking statements in this presentation include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new and existing products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, and technological and product development risks. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended January 2, 2016 and its quarterly filings on Form 10-Q Certain information in this presentation is identified as having been prepared on a non-GAAP basis. Management uses non-GAAP measures to better assess operating performance and to establish operational goals. Non-GAAP information should not be viewed by investors as a substitute for data prepared in accordance with GAAP. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information about the Proposed Merger And Where To Find It In connection with previously announced acquisition of the Company by Canyon Bridge Capital Partners, Inc. (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Canyon Bridge Acquisition Company, Inc. (“Parent”), and Canyon Bridge Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company will file a proxy statement with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Merger and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com. Participants in the Solicitation The Company and its directors will, and certain other members of its management and its employees as well as Parent and Merger Sub and their directors and officers may, be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, the Company’s proxy statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, and the proxy statement and other relevant materials filed with the SEC in connection with the Merger if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available.

BUSINESS OVERVIEW Lattice’s Direction

Lattice Semiconductor
Company at a glance

MARKETS & PRODUCTS

Enabling processing and connectivity applications where time-to-market, low power, and small size are critical.

- CONSUMER
- INDUSTRIAL & AUTOMOTIVE
- COMMUNICATIONS & COMPUTING
- PROGRAMMABLE LOGIC
- VIDEO CONNECTIVITY
- mmWave

HISTORY OF INNOVATION

- Founded 1983
- NASDAQ: LSCC IPO 1989
- 1992 ispCPLD
- 2003 HDMI
- 2004 SiBEAM
- 2006 Lattice ECP2M
- 2011 Acquired SiliconBlue for ~$62M
- iCE65
- 2015 Acquired Silicon Image for ~$600M
- 2016 Canyon Bridge Capital Partners, Inc. Agrees to Acquire Lattice for $1.3B

STRONG FINANCIALS

$406M
2015 Revenue
Consistent double-digit revenue growth

2 BILLION +
Devices sold by Lattice in the last 10 years

GLOBAL PRESENCE



HQ: Headquarters
DC: Development Ctr.
OC: Operations Ctr.

Lattice Semiconductor (NASDAQ: LSCC) [5]

LATTICE SEMICONDUCTOR

Lattice Semiconductor to be Acquired by Canyon Bridge Capital Partners, Inc. for $1.3 Billion All cash transaction announced on November 3, 2016; expected to close in early 2017 subject to customary closing conditions and regulatory approvals Transaction expected to unlock tremendous value for shareholders, follows an extensive review process with Company’s Board, financial, and legal advisers Lattice will become a standalone subsidiary of Canyon Bridge and continue to be headquartered in Portland, OR USA No expectation of changing operations or our unwavering commitment to continued innovation for our customers Privatization to enhance focus on core long-term strategies and provide opportunity to leverage Canyon Bridge’s resources and market connections

Challenges for Product Designers & Engineers Devices becoming smarter and more connected as size and power are driven down CONSUMER COMMUNICATIONS & COMPUTING INDUSTRIAL & AUTOMOTIVE Increasing screen size & resolution Longer battery life Rapidly evolving interfaces Shorter design cycles High-bandwidth & ultra-low latency Data & network security Fiber expensive to install Driving reliability up & costs down More intelligent controls HD video processing Increased number of sensors Wireless networking

Lattice Enables a Better Connected World We make your daily experiences smarter and richer

CONSUMER MARKET

DRIVERS & NEEDS

- Increasing screen size & resolution
- Longer battery life
- Rapidly evolving interfaces
- Shorter design cycles

OUR SOLUTIONS

- HDMI & MHL ASSPs
- iCE40 & MachXO3 FPGAs
- SiBEAM Snap wireless connector devices

KEY APPLICATIONS

Digital Home

- DTV, home theater, smart homes

Mobile Computing

- Smartphones, tablets, DSLRs, notebooks

Emerging

- Wearables, virtual reality, drones, IoT

Consumer
Technology examples



MachXO3 FPGAs
Programmability enables rapid prototyping, feature flexibility, & faster Time-To-Market

iCE40 FPGAs, WiHD Modules
Processing power & standards based wireless enable interference-free smart appliances

HDMI & MHL ASSPs
Low latency, 4K UHD video, & full audio connections provide a richer media experience

SiBEAM Snap Wireless Connector Devices
Fast wireless enables “instant” downloads, makes devices sleeker & more robust by eliminating connectors

iCE40 FPGAs
Small form factors fit tight spaces. Low power enables functions that are always-on & always-aware of human interaction

COMMUNICATIONS & COMPUTING MARKET

DRIVERS & NEEDS

- High-bandwidth & ultra-low latency
- Data security
- Fiber expensive to install
- Driving reliability up and costs down

OUR SOLUTIONS

- ECP5 & MachXO3 FPGAs
- Mixed signal devices
- mmWave backhaul & access

KEY APPLICATIONS

Wireless
- LTE 4.5G / 5G HetNet
- Backhaul

Wireline
- Access
- IP transport
- Optical

Data Center
- Server, storage, networking

Communications & Computing

Technology examples

ECP5 FPGAs
Low power reduces operating costs; small size enables higher functional density; co-processing accelerates systems, I/O rich allows more connections with ASICs & ASSPs

MachXO3 FPGAs
Increase reliability with flexible, instant-on board control. Optimized for control path, housekeeping & hardware management functions

Platform Manager 2 Devices
Mixed signal capability integrated with FPGA enables programmable power & thermal management, speeds design, & reduces BOM

mmWave Backhaul & Access Solutions
60 GHz devices with beam-steering technology make wireless infrastructure lighter, cheaper, lower power, & easier to install, enabling links at fiber-like data rates

INDUSTRIAL & AUTOMOTIVE MARKET More intelligent controls HD video processing & storage Increased number of sensors Wireless networking MachXO3 & ECP5 FPGAs HD video solutions Wired (HDMI, FPGA) Wireless (WiHD modules) Automotive & industrial grade devices Machine vision & surveillance cameras Industrial control, automation & networking Video wall & interactive displays Driver assistance & infotainment DRIVERS & NEEDS OUR SOLUTIONS KEY APPLICATIONS

Industrial & Automotive
Technology examples

ECP5 FPGAs
Human Machine Interface (HMI) on a chip simplifies design of high resolution interactive Graphical User Interfaces

HD Video Solutions
FPGA, HDMI ASSP, & WiHD ecosystem eliminates wires & increases performance of video capture / delivery / display applications

Automotive & Industrial Grade Devices
Enhanced temperature range & proven reliability bring low-power FPGA & HD video connectivity ASSP benefits to robust environments

iCE40 FPGAs, SiBEAM Snap mmWave
Low cost FPGAs & fast wireless connections enable more sophisticated commercial handhelds & IoT devices

Lattice Smart Connectivity Solutions

A complete portfolio helps our customers get a better product to market faster

FPGAs
Fast Time-to-Market

- ECP5 — Lowest cost per gate, SERDES connectivity
- MachXO3 — Lowest cost per I/O, Control oriented
- iCE40 UltraUltraLite — Lowest power & size, Mobility focused

ASSPs & pASSPs
Reduce Cost & Power

HDMI · MHL

- CrossLink — First programmable ASSP (pASSP) mobile video bridge
- Port Processors — 8K & 4K UHD Bridges, switches, port processors
- USB Type-C Port Controllers — Optimized USB Type-C port controllers

mmWave
Gigabit Wireless

- Snap Technology — Wireless connector
- WirelessHD (SiBEAM) — WirelessHD Robust, low latency video
- Wireless Fiber outdoor backhaul and access

z Lattice Smart Connectivity Solutions A complete portfolio helps our customers get a better product to market faster mmWave Gigabit Wireless FPGAs Fast Time-to-Market Lattice advantages: Fast Time-To-Market Lowest power, smallest size computing & connectivity devices Proven volume supply chain Lattice advantages: Fiber-like speeds over wireless Improved user experience Cost-optimized technologies ASSPs & pASSPs Reduce Cost & Power Lattice advantages: pASSPs, the best of both FPGA and ASSP worlds First to market with new standards Value-added standards+ features

Roadmap To Anticipate & Meet Market Needs

Leveraging our differentiated technology to create unique solutions

Products	Theme	Stage 1	Stage 2	Stage 3	Market
mmWave Devices	Gigabit Wireless	Centimeters	Meters	100s of Meters	5G Broadband
HDMI & MHL ASSPs	Ultra HD Video	4K UHD Display	8K Display	HDMI Next Gen.	Augmented & Virtual Reality
Programmable ASSPs	Smart Vision	Sensor Aggregation	Display Bridging	360 Video	Autonomous Cars & Drones
Mobile FPGAs	Mobile Heterogeneous Computing	Always On	Always Aware	Always Smart	Internet-of-Things (IoT)
Bridging & Acceleration FPGAs	Edge Connectivity	Control	Secure	Processing	Cloud, HetNet & Industrial IoT

As more “things” become intelligent, mobile, and talk with each other in increasingly complex ways, we will be the undisputed global leader  Accelerating Customer Innovation For A Better Connected World

FINANCIAL OVERVIEW Lattice’s Performance

Revenue Highlights Total Revenue ($M) Total Revenue By Segment Total Revenue By Region 11% CAGR

Quarterly P&L

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	3Q16
Revenue ($M)	$88.6	$106.5	$109.7	$101.2	$406.0	$96.5	$99.2	$113.2
COGS	40.8	48.3	49.9	47.1	186.1	39.4	40.8	45.8
GM	54%	55%	55%	54%	54%	59%	59%	60%
R&D	27.6	39.6	37.6	32.1	136.9	32.6	30.9	27.7
SG&A	21.1	28.2	23.8	24.2	97.3	23.6	23.0	29.2
Amortization of Intangibles	2.9	8.9	9.0	8.8	29.6	8.7	8.3	8.3
Acquisition related charges	18.2	3.3	0.6	0.4	22.5	0.1	-	-
Restructuring	4.9	4.1	6.8	3.4	19.2	5.4	2.6	0.3
Impairment of goodwill and intangible assets	-	-	-	21.7	21.7	-	-	7.9
Operating loss	($26.9)	($25.9)	($18.0)	($36.5)	($107.3)	($13.4)	($6.4)	($6.0)
Interest expense	(1.6)	(5.5)	(5.8)	(5.5)	(18.4)	(5.0)	(5.1)	(5.2)
All other (expenses) income, net	(0.1)	(0.1)	(0.9)	-	(1.1)	0.5	2.2	(0.2)
Provision for income tax	24.7	4.1	0.2	3.5	32.5	1.9	4.5	1.0
Net loss	($53.3)	($35.6)	($24.9)	($45.5)	($159.3)	($19.7)	($13.8)	($12.4)
Add Back Fair Value of Deferred Revenue/ Inventory Step-Up	4.2	3.7	1.0	0.8	9.7	0.5	-	-
Add Back Amortization / Restructuring /Acquisition/Impairment	26.0	16.3	16.4	34.3	93.0	14.2	10.9	16.5
Add Back Non-Cash Equity Compensation	3.4	5.0	4.2	4.8	17.4	4.6	3.2	4.3
Less Gain on Sale of Qterics	-	-	-	-	-	-	(2.6)	-
Add Back Tax Impact of Non-GAAP Adjustments	23.4	(1.3)	(2.2)	1.1	21.0	(0.5)	2.5	(2.5)
Non-GAAP Net Income (Loss)	$3.7	($11.9)	($5.5)	($4.5)	($18.2)	($0.9)	$0.2	$5.9

Lattice Semiconductor (NASDAQ: LSCC) [21]

LATTICE SEMICONDUCTOR

Balance Sheet ASSETS ($M) 1/2/16 10/1/16 Cash and short-term investments   $102.6 $98.9 Accounts receivable, net 88.5 93.9 Inventories 75.9 80.5 Other current assets 18.9 18.7 TOTAL CURRENT ASSETS   285.9 292.0 Property & equipment, net 51.8 51.6 Other long-term assets 17.5 15.1 Intangible assets, net 162.6 127.3 Deferred income taxes 0.6 0.5 Goodwill 267.5 269.8 TOTAL ASSETS   $785.9 $756.3 LIABILITIES + EQUITY ($M) Accounts payable & other accrued liabilities $83.8 $86.0 Deferred income 19.9 21.6 Current portion of long-term debt 7.5 27.6 TOTAL CURRENT LIABILITIES   111.2 135.2 Long-term Debt 330.9 307.7 Other long-term liabilities 38.3 39.7 Stockholders' equity 305.5 273.7 TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY   $785.9 $756.3

Accelerating Customer Innovation For A Better Connected World LATTICE SEMICONDUCTOR November 2016